POWER OF ATTORNEY

	The undersigned hereby appoints David A. Hillman the undersigned's true and lawful attorney-in-fact to:

        Execute and file for and on behalf of the undersigned, any reports on Forms 3, 4 and 5 (including any amendments thereto) with respect to ownership of securities of Westwood One (the "Company") that the undersigned may be required to file with the U.S. Securities and Exchange Commission in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

        The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 12, 2007.





                                         _/s/ Gary Yusko________________
                                         Signature



                                         __Gary Yusko___________________
                                         Print Name